Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

SIRVA Adds Three New Board Members

CHICAGO, August 20, 2004 — SIRVA Inc., (NYSE: SIR), a global relocation services provider, has elected three new members to its Board of Directors.  They are Dame Pauline Neville-Jones, a governor of the British Broadcasting Corporation; Axel Rückert, founder and president of Management Partenaires, France; and Frederic Brace, executive vice president, chief financial officer and chief restructuring officer for UAL Corporation (United Airlines, Inc.), Chicago.

“We’re very pleased to be adding such experienced and esteemed members to our board,” said Jim Rogers, SIRVA’s chairman.  “Dame Pauline adds a valuable and unique balance of skills with her experience in both the diplomatic services as well as private industry.  Axel brings creative management experience with more than 30 years in several management positions for a variety of manufacturing and professional services companies.  And Frederic offers strong financial and analytical skills as a senior finance leader for one of the world’s leading airlines.”

Dame Pauline began her career in the British Diplomatic Service.  She has spent more than 30 years in various positions with the British government and private industry.

She recently served as vice-chairman of Hawkpoint Partners, a corporate finance advisory firm with offices in London and Paris.   Dame Pauline is a graduate of Lady Margaret Hall, Oxford.

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At the beginning of his career, Mr. Rückert worked as a partner for McKinsey & Company in Paris and then moved on to general management positions with several manufacturing companies.  Since 1984, Mr. Rückert has served as president of Management Partenaires, a firm specializing in turn-around management, located in Paris, France.  Mr. Rückert obtained a master’s degree in Political Science and Economics from the Free University of Berlin and the University of Cologne.

Mr. Brace began his career as a financial analyst in Chicago.  Over the past 20 years, he took on several financial management positions with increasing responsibility for United Airlines including vice president and controller, vice president of corporate development and executive vice president and chief financial officer.  Mr. Brace has a bachelor’s degree in Industrial Engineering from the University of Michigan and an MBA with specialization in Finance from the University of Chicago.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance. SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 7,800 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting us will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Investment Considerations” and other risks described in our 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

Media Contacts:

Jim Trainor

Vice President

Corporate Communications

630-468-4828 (work)

630-334-7865 (cell)

Judy Wohlt

Manager

Corporate Communications

630-468-4886 (work)

630-802-1299 (cell)

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